Exhibit 99.1
News Release
USA Compression Partners, LP
8115 Preston Road, Suite 700
Dallas, Texas 75225
usacompression.com
USA Compression Partners Reports First-Quarter 2026 Results; Confirms 2026 Outlook
DALLAS, Texas, May 5, 2026 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for first-quarter 2026.
Financial Highlights
•Total revenues of $331.3 million for first-quarter 2026, compared to $245.2 million for first-quarter 2025.
•Net income was $38.3 million for first-quarter 2026, compared to $20.5 million for first-quarter 2025.
•Net cash provided by operating activities was $86.1 million for first-quarter 2026, compared to $54.7 million for first-quarter 2025.
•Adjusted EBITDA was $188.6 million for first-quarter 2026, compared to $149.5 million for first-quarter 2025.
•Distributable Cash Flow was $130.8 million for first-quarter 2026, compared to $88.7 million for first-quarter 2025.
•Distributable Cash Flow Coverage Ratio was 1.72x for first-quarter 2026, compared to 1.44x for first-quarter 2025.
•Announced cash distribution of $0.525 per common unit for first-quarter 2026, consistent with first-quarter 2025.
Strategic Highlights
•Acquired J-W Power Company and its parent company, J-W Energy Company (the “J-W Power Acquisition”), adding over 0.8 million active horsepower across key regions, including the Northeast, Mid-Continent, Rockies, Gulf Coast, and Permian Basin, creating a combined fleet of approximately 4.4 million active horsepower.
Operational Highlights
•Average revenue per revenue-generating horsepower per month of $22.73 for first-quarter 2026, compared to $21.06 for first-quarter 2025.
•Average revenue-generating horsepower of 4.44 million for first-quarter 2026, compared to 3.56 million for first-quarter 2025.
•Average horsepower utilization of 91.9% for first-quarter 2026, compared to 94.4% for first-quarter 2025.
“First-quarter results reflect steady demand and strong operational execution,” said Clint Green, President and CEO. “Since closing the highly accretive J-W Power Acquisition on January 12, our first quarter results reflect improvement in metrics for leverage, cash flow and distribution coverage. Looking ahead, we are encouraged by the J-W cultural alignment across the organization and have visibility into improved earnings of the combined assets. Additionally, as new engine procurement lead times have recently moved out beyond two years, the acquisition of a high-quality fleet and customer base is certainly well-timed. Looking ahead, we remain focused on executing consistently, generating reliable cash flows that support our distribution, and building on first quarter momentum throughout 2026.”
Expansion capital expenditures were $26.4 million, maintenance capital expenditures were $9.2 million, and cash interest expense, net was $47.1 million for first-quarter 2026.
The results of operations of J-W Power Company, and its parent company, J-W Energy Company, subsequent to their acquisition on January 12, 2026 are reflected in the Partnership’s financial results for first-quarter 2026.
On April 16, 2026, the Partnership announced a first-quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution will be paid on May 8, 2026, to common unitholders of record as of the close of business on April 27, 2026.

Operational and Financial Data

	Three Months Ended
	March 31, 2026		December 31, 2025		March 31, 2025
Operational data:
Fleet horsepower (at period end) (1)	4,930,737		3,894,332		3,859,920
Revenue-generating horsepower (at period end) (2)	4,439,968		3,585,452		3,559,624
Average revenue-generating horsepower (3)	4,438,366		3,579,179		3,557,164
Revenue-generating compression units (at period end)	6,430		4,256		4,213
Horsepower utilization (at period end) (4)	92.0%		94.7%		94.4%
Average horsepower utilization (for the period) (4)	91.9%		94.5%		94.4%

Financial data ($ in thousands, except per horsepower data):
Total revenues	$331,275		$252,484		$245,234
Average revenue per revenue-generating horsepower per month (5)	$22.73		$21.69		$21.06
Net income	$38,342		$27,760		$20,512
Operating income	$91,411		$76,569		$69,391
Net cash provided by operating activities	$86,103		$139,488		$54,651
Gross margin	$126,227		$96,388		$93,223
Adjusted gross margin (6)	$213,373		$168,748		$163,616
Adjusted gross margin percentage (7)	64.4%		66.8%		66.7%
Adjusted EBITDA (6)	$188,587		$154,499		$149,514
Adjusted EBITDA percentage (7)	56.9%		61.2%		61.0%
Distributable Cash Flow (6)	$130,793		$103,211		$88,695
Distributable Cash Flow Coverage Ratio (6)	1.72	x	1.36	x	1.44	x
____________________________________
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership and excludes 14,985, 14,985, and 13,210 of non-marketable horsepower as of March 31, 2026, December 31, 2025, and March 31, 2025, respectively. As of March 31, 2026, we had 61,350 large horsepower on order for delivery, all of which is expected to be delivered within the next 12 months.
(2)Revenue-generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue-generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue-generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is expected to be delivered, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue-generating horsepower and fleet horsepower was 90.0%, 92.1%, and 92.2% at March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 90.2%, 92.1%, and 91.9% for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue-generating horsepower at the end of each month in the period.
(6)Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(7)Adjusted gross margin percentage and Adjusted EBITDA percentage are calculated as a percentage of revenue.

Liquidity and Long-Term Debt
As of March 31, 2026, the Partnership was in compliance with all covenants under its $1.75 billion revolving credit facility. As of March 31, 2026, the Partnership had outstanding borrowings under the revolving credit facility of $1.25 billion and, after accounting for outstanding letters of credit in the amount of $2.0 million, $497.8 million of remaining unused availability, all of which was available to be drawn, inclusive of restrictions related to compliance with applicable financial covenants. As of March 31, 2026, the outstanding aggregate principal amount of the Partnership’s 7.125% senior notes due 2029 and 6.250% senior notes due 2033 was $1.00 billion and $750.0 million, respectively.
Full-Year 2026 Outlook
USA Compression confirms its full-year 2026 guidance as follows (in thousands):

	Full-Year 2026 Outlook
	Low	High
Adjusted EBITDA (1)	$770,000	$800,000
Distributable Cash Flow (1)	$480,000	$510,000

Capital Expenditures:
Expansion capital expenditures (2)	$230,000	$250,000
Maintenance capital expenditures	$60,000	$70,000
____________________________________
(1)The Partnership is unable to reconcile projected Adjusted EBITDA and Distributable Cash Flow to projected net income (loss) and projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP because components of the required calculations cannot be reasonably estimated, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Expansion capital expenditures include $38 million of other capital that is non-compression related.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss first-quarter 2026 financial and operating results. The call will be broadcast live over the internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone. A replay will be available shortly after the call via the “Events & Presentations” page of USA Compression’s Investor Relations website.

By Webcast:	Connect to the webcast via the “Events & Presentations” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software.

By Phone:	Dial (800) 715-9871 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call or conference ID 4287799.
About USA Compression Partners, LP
USA Compression Partners, LP is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes Adjusted gross margin is useful to investors as a supplemental measure of the Partnership’s operating profitability.

Management uses adjusted gross margin to assess operating performance as compared to historical results, budget and forecast amounts, expected return on capital investment, and our competitors. Adjusted gross margin primarily is impacted by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume, and per-unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units, and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its cost structure. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year, and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of assets, impairment of goodwill, interest income on capital leases, unit-based compensation expense (benefit), severance charges and other employee costs, certain transaction expenses, loss (gain) on disposition of assets, loss on extinguishment of debt, loss (gain) on derivative instrument, amortization of capitalized SaaS implementation costs, and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure, or the historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes Adjusted EBITDA provides useful information to investors because, when viewed in conjunction with the Partnership’s GAAP results and the accompanying reconciliations, it may provide a more complete assessment of the Partnership’s performance as compared to considering solely GAAP results. Management also believes that external users of the Partnership’s financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of assets, impairment of goodwill, certain transaction expenses, severance charges and other employee costs, loss (gain) on disposition of assets, loss on extinguishment of debt, change in fair value of derivative instrument, proceeds from insurance recovery, amortization of capitalized SaaS implementation costs, and other, less distributions on Preferred Units and maintenance capital expenditures.
Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Distributable Cash Flow, as presented, may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as the period’s Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess the Partnership’s ability to pay distributions to common unitholders out of the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio, as presented, may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership for its 2026 fiscal year. The Partnership is unable to reconcile projected Adjusted EBITDA and

Distributable Cash Flow to projected net income (loss) and projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP because components of the required calculations cannot be reasonably estimated, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2026 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine or the conflict in the Middle East;
•changes in general economic conditions, including inflation, supply chain disruptions, trade tensions or tariff impacts;
•changes in the long-term supply of and demand for crude oil and natural gas;
•our ability to realize the anticipated benefits of the J-W Power Acquisition and to integrate the acquired assets with our existing fleet and operations;
•competitive conditions in the Partnership’s industry, including competition for employees in a tight labor market;
•changes in the availability and cost of capital, including changes to interest rates;
•renegotiation of material terms of customer contracts;
•actions taken by the Partnership’s customers, competitors, and third-party operators;
•operating hazards, natural disasters, epidemics, pandemics, weather-related impacts, casualty losses, and other matters beyond the Partnership’s control;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to certain customers;
•the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;
•information technology risks, including the risk from cyberattacks, cybersecurity breaches, and other disruptions to the Partnership’s information systems;
•our ability to realize the anticipated benefits of the shared services integration with Energy Transfer;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•factors described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2026, as well as our subsequent filings with the SEC; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Contact:
Mitchell Freer
Senior Director, Finance
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Revenues:
Contract operations	$293,509	$231,713	$224,975
Parts and service	21,871	4,165	5,094
Related party	15,895	16,606	15,165
Total revenues	331,275	252,484	245,234
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	117,902	83,736	81,618
Depreciation and amortization	87,146	72,360	70,393
Selling, general, and administrative	35,357	17,891	18,862
Loss (gain) on disposition of assets	(545)	1,626	1,325
Impairment of assets	4	302	3,645
Total costs and expenses	239,864	175,915	175,843
Operating income	91,411	76,569	69,391
Other income (expense):
Interest expense, net	(48,966)	(45,299)	(47,369)
Loss on extinguishment of debt	(1)	(3,006)	—
Other	20	32	25
Total other expense	(48,947)	(48,273)	(47,344)
Net income before income tax expense	42,464	28,296	22,047
Income tax expense	4,122	536	1,535
Net income	38,342	27,760	20,512
Less: distributions on Preferred Units	—	—	(4,388)
Net income attributable to common unitholders’ interests	$38,342	$27,760	$16,124

Weighted average common units outstanding – basic	142,750	123,741	117,513

Weighted average common units outstanding – diluted	143,131	124,166	118,254

Basic and diluted net income per common unit	$0.27	$0.22	$0.14

Distributions declared per common unit for respective periods	$0.525	$0.525	$0.525

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

March 31, 2026
Selected Balance Sheet Data:
Total assets	$3,734,442
Long-term debt, net	$2,980,327
Total partners’ capital	$316,666

Common units outstanding	144,972,358

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net cash provided by operating activities	$86,103	$139,488	$54,651
Net cash used in investing activities	(467,892)	(51,181)	(18,041)
Net cash provided by (used in) financing activities	387,747	(79,743)	(36,622)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Total revenues	$331,275	$252,484	$245,234
Cost of operations, exclusive of depreciation and amortization	(117,902)	(83,736)	(81,618)
Depreciation and amortization	(87,146)	(72,360)	(70,393)
Gross margin	$126,227	$96,388	$93,223
Depreciation and amortization	87,146	72,360	70,393
Adjusted gross margin	$213,373	$168,748	$163,616

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net income	$38,342	$27,760	$20,512
Interest expense, net	48,966	45,299	47,369
Depreciation and amortization	87,146	72,360	70,393
Income tax expense	4,122	536	1,535
EBITDA	$178,576	$145,955	$139,809
Unit-based compensation expense (1)	2,405	1,527	3,384
Transaction expenses (2)	3,777	1,914	—
Severance charges and other employee costs (3)	4,085	169	1,351
Loss (gain) on disposition of assets	(545)	1,626	1,325
Loss on extinguishment of debt (4)	1	3,006	—
Amortization of capitalized SaaS implementation costs	284	—	—
Impairment of assets (5)	4	302	3,645
Adjusted EBITDA	$188,587	$154,499	$149,514
Interest expense, net	(48,966)	(45,299)	(47,369)
Non-cash interest expense	1,829	1,949	2,241
Income tax expense	(4,122)	(536)	(1,535)
Non-cash income tax expense	2,711	—	—
Transaction expenses	(3,777)	(1,914)	—
Severance charges and other employee costs	(4,085)	(169)	(1,351)
Other	398	436	85
Changes in operating assets and liabilities	(46,472)	30,522	(46,934)
Net cash provided by operating activities	$86,103	$139,488	$54,651
____________________________________
(1)For the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, unit-based compensation expense included $0.1 million, $0.4 million, and $0.7 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding unit awards and $0.0 million, $2.0 million, and $2.2 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting, a portion of which is included in the unit-based compensation expense for these periods.
(2)Represents certain expenses related to potential and completed transactions, including the J-W Power Acquisition, and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Severance charges and other employee costs includes (i) severance payments to former employees of the Partnership, (ii) retention payments to employees of the Partnership that have executed agreements to maintain operations during the shared services or the J-W Power Acquisition integration but do not intend to remain employed with the Partnership after their retention period, and (iii) relocation payments to employees of the Partnership for relocation resulting from the shared services integration and the relocation of the Partnership’s headquarters to Dallas, Texas. These retention payments are incremental to the affected employees’ base pay. For the three months ended March 31, 2026, severance charges and other employee costs included $0.6 million and $0.2 million related to retention and relocation payments, respectively. For the three months ended December 31, 2025, severance charges and other employee costs included $0.1 million and $(0.1) million related to retention and relocation payments, respectively. For the three months ended March 31, 2025, severance charges and other employee costs included $0.4 million and $0.1 million related to retention and relocation payments, respectively.
(4)For the three months ended December 31, 2025, the loss on extinguishment of debt of $3.0 million is a result of the redemption of our senior notes due 2027.
(5)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	March 31, 2026		December 31, 2025		March 31, 2025
Net income	$38,342		$27,760		$20,512
Non-cash interest expense	1,829		1,949		2,241
Depreciation and amortization	87,146		72,360		70,393
Non-cash income tax expense	2,711		436		85
Unit-based compensation expense (1)	2,405		1,527		3,384
Transaction expenses (2)	3,777		1,914		—
Severance charges and other employee costs (3)	4,085		169		1,351
Other (4)	—		—		1,000
Loss (gain) on disposition of assets	(545)		1,626		1,325
Loss on extinguishment of debt (5)	1		3,006		—
Impairment of assets (6)	4		302		3,645
Distributions on Preferred Units	—		—		(4,388)
Amortization of capitalized SaaS implementation costs	284		—		—
Maintenance capital expenditures (7)	(9,246)		(7,838)		(10,853)
Distributable Cash Flow	$130,793		$103,211		$88,695
Maintenance capital expenditures	9,246		7,838		10,853
Transaction expenses	(3,777)		(1,914)		—
Severance charges and other employee costs	(4,085)		(169)		(1,351)
Distributions on Preferred Units	—		—		4,388
Other	398		—		(1,000)
Changes in operating assets and liabilities	(46,472)		30,522		(46,934)
Net cash provided by operating activities	$86,103		$139,488		$54,651

Distributable Cash Flow	$130,793		$103,211		$88,695

Distributions for Distributable Cash Flow Coverage Ratio (8)	$76,110		$76,109		$61,731

Distributable Cash Flow Coverage Ratio	1.72	x	1.36	x	1.44	x
____________________________________
(1)For the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, unit-based compensation expense included $0.1 million, $0.4 million, and $0.7 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding unit awards and $0 million, $2.0 million, and $2.2 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting, a portion of which is included in the unit-based compensation expense for these periods.
(2)Represents certain expenses related to potential and completed transactions, including the J-W Power Acquisition, and other items. The Partnership believes it is useful to investors to exclude these expenses.

(3)Severance charges and other employee costs includes (i) severance payments to former employees of the Partnership, (ii) retention payments to employees of the Partnership that have executed agreements to maintain operations during the shared services or the J-W Power Acquisition integration but do not intend to remain employed with the Partnership after their retention period, and (iii) relocation payments to employees of the Partnership for relocation resulting from the shared services integration and the relocation of the Partnership’s headquarters to Dallas, Texas. These retention payments are incremental to the affected employees’ base pay. For the three months ended March 31, 2026, severance charges and other employee costs included $0.6 million and $0.2 million related to retention and relocation payments, respectively. For the three months ended December 31, 2025, severance charges and other employee costs included $0.1 million and $(0.1) million related to retention and relocation payments, respectively. For the three months ended March 31, 2025, severance charges and other employee costs included $0.4 million and $0.1 million related to retention and relocation payments, respectively.
(4)Represents incremental cash income tax expense accrued for the period presented as a result of the IRS examination of our tax returns for the federal tax years 2019 and 2020.
(5)For the three months ended December 31, 2025, the loss on extinguishment of debt of $3.0 million is a result of the redemption of our senior notes due 2027.
(6)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(7)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(8)Represents distributions to the holders of the Partnership’s common units as of the record date.